                                   BY-LAWS

                                      OF

                            CASTLE BANCGROUP, INC.

                           (A DELAWARE CORPORATION)


                                   ARTICLE I

                            OFFICES; REGISTERED AGENT
                            -------------------------

     Section 1.1. REGISTERED OFFICE AND AGENT. The corporation shall maintain in the State of Delaware a registered office and a registered agent whose business office is identical with such registered office.

     Section 1.2. PRINCIPAL BUSINESS OFFICE. The corporation shall have its principal business office at such location within or without the State of Delaware as the board of directors may from time to time determine. The corporation may have other offices within or without the State of Delaware.

                                   ARTICLE 2

                               THE STOCKHOLDERS
                               ----------------

     Section 2.1. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the fourth Wednesday in April each year, at the hour of 2:00 p.m. or, if such date in any year shall be a legal holiday, such meeting shall be held on the next succeeding business day, provided, however, that a different date and/or time for holding the annual meeting of stockholders may be fixed from time to time by resolution of the Board of Directors. Each annual meeting of stockholders shall be for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     Section 2.2. SPECIAL MEETINGS. Special meetings of the stockholders of the corporation may be called at any time by the board of directors, the chairman of the board, the president or the vice chairman and shall be called promptly by or at the direction of the secretary at the request in writing of the holders of outstanding shares of stock of the corporation having not less than 33% of the voting power of all of the outstanding shares of stock of the corporation entitled to vote at elections of directors, provided that such request shall state the purpose or purposes of the proposed meeting.


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     Section  2.3.  PLACE OF MEETINGS.  The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the board of directors, but if no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation; provided, however, that for any meeting of the stockholders for which a waiver of notice designating a place is signed by all of the stockholders, then that shall be the place for the holding of such meeting.

     Section 2.4. NOTICE OF MEETINGS. Written or printed notice stating the place, date and hour of the meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at the meeting, not less than 10 nor more than 60 days before the date of the meeting, or in the case of a meeting called for the purpose of acting upon a merger or consolidation not less than 20 nor more than 60 days before the meeting. Such notice shall be given by or at the direction of the secretary. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. If delivered (rather than mailed) to such address, such notice shall be deemed to be given when so delivered.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or unless a new record date is fixed for the adjourned meeting.

     Section 2.5. WAIVER OF NOTICE. A waiver of notice in writing signed by a stockholder entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a stockholder in person or by proxy at a meeting of stockholders shall constitute a waiver of notice of such meeting except when the stockholder or his or her proxy attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


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     Section  2.6.  MEETING OF ALL STOCKHOLDERS.  If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and shall, in writing signed by all of the stockholders, waive notice of, and consent to the holding of, a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     Section  2.7.  RECORD DATES.

     (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting (or 20 days if a merger or consolidation is to be acted upon at such meeting), nor more than 60 days prior to any other action.

     (b) If a record date has not been fixed as provided in preceding subsection (a), then:

          (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders of the corporation shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

         (ii) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

        (iii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     (c) Only those who shall be stockholders of record on the record date so fixed as aforesaid shall be entitled


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to such notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding the transfer of any stock on the books of the corporation after the applicable record date.

     Section 2.8. LISTS OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the municipality where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, for inspection by any stockholder who may be present.

     Section 2.9. QUORUM AND VOTE REQUIRED FOR ACTION. A majority of the outstanding stock of the corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided that if a quorum is not present, then holders who are present in person or by proxy representing a majority of the votes cast, may adjourn the meeting from time to time without further notice. If a quorum is present at any meeting of the stockholders, a majority of the votes entitled to be cast by those stockholders present in person or by proxy shall be the act of the stockholders, unless a different number of votes is required by statute or the certificate of incorporation of the corporation. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     Section 2.10 CUMULATIVE VOTING. At all elections of directors of the corporation each stockholder entitled generally to vote for the election of directors shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled


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to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.

     Section 2.11. PROXIES. Each stockholder entitled to vote at a meeting of the stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no proxy shall be valid after three years from its date unless otherwise provided in the proxy. Such proxy shall be in writing and shall be filed with the secretary of the corporation before or at the time of the meeting or the giving of such written consent, as the case may be.

     Section 2.12. VOTING OF SHARES. Each stockholder of the corporation shall be entitled to such vote (in person or by proxy) for each share of stock having voting power held of record by such stockholder as shall be provided in the certificate of incorporation of the corporation or, absent provision therein fixing or denying voting rights, shall be entitled to one vote per share.

     Section 2.13. VOTING BY BALLOT. Voting in any election of directors shall be by ballot unless otherwise provided in the certificate of incorporation of the corporation.

     Section 2.14. INSPECTORS. At any meeting of the stockholders the presiding officer may, or upon the request of any stockholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector shall be in writing and signed by him or a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.


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                                   ARTICLE 3

                                   DIRECTORS
                                   ---------

     Section 3.1. POWERS. The business and affairs of the corporation shall be managed under the direction of its board of directors which may do all such lawful acts and things as are not by statute or by the certificate of incorporation of the corporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 3.2. NUMBER, ELECTION, AND QUALIFICATIONS. The number of directors shall be not less than five (5) nor more than fifteen (15), with the exact number to be fixed from time to time pursuant to a resolution adopted by a majority of the Board of Directors then in office. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified Board of Directors. Directors need not be stockholders of the corporation.

     Section 3.3. VACANCY. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. Newly created directorships shall be allocated among the classes of directors so that each class of directors shall consist, as nearly as possible, of one-third of the total number of directors.

     Section 3.4. REGULAR MEETINGS. A regular organizational meeting of the board of directors shall be held immediately following the close of, and at the same place as, each annual meeting of stockholders. The board of directors shall also hold regular monthly meetings at 3:00 p.m. on the third Thursday of every month. No notice of any such meeting, other than this by-law, shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or as shall be specified in a written waiver signed by all of the directors. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.


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     Section 3.5.  SPECIAL MEETINGS.  Special meetings of the board may be called by the chairman of the board, the president, the vice chairman or any three (3) directors. The person or persons calling a special meeting of the board shall fix the time and place at which the meeting shall be held and such time and place shall be specified in the notice of such meeting.

     Section 3.6. NOTICE. Notice of any special meeting of the board of directors shall be given at least 12 hours previous thereto by written notice to each director at his or her business address or such other address as he or she may have advised the secretary of the corporation to use for such purpose. If delivered, such notice shall be deemed to be given when delivered to such address or to the person to be notified. If mailed, such notice shall be deemed to be given two business days after deposit in the United States mail so addressed, with postage thereon prepaid. If given by telegraph, such notice shall be deemed to be given the next business day following the day the telegram is given to the telegraph company. Such notice may also be given by telephone or other means not specified herein, and in each such case shall be deemed to be given when actually received by the director to be notified. Notice of any meeting of the board of directors shall set forth the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors (regular or special) need be specified in the notice or waiver of notice of such meeting.

     Section 3.7. WAIVER OF NOTICE. A written waiver of notice, signed by a director entitled to notice of a meeting of the board of directors or of a committee of such board of which the director is a member, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice to that director. Attendance of a director at a meeting of the board of directors or of a committee of such board of which the director is a member shall constitute a waiver of notice of such meeting except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.8. QUORUM. At all meetings of the board of directors, a majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act


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of the board of directors except as may be otherwise specifically provided by statute, the certificate of incorporation of the corporation or these by-laws. If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 3.9. ATTENDANCE BY CONFERENCE TELEPHONE. Members of the board of directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such a meeting.

     Section 3.10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a duly convened meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 3.11. INFORMAL ACTION. Unless otherwise restricted by statute, the certificate of incorporation of the corporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all the directors or by all the members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board of directors or of such committee.

     Section 3.12. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and at each meeting of a committee of the board of directors of which they are members.
The board of directors, irrespective of any personal interest of any of its members, shall have authority to fix compensation of all directors for services to the corporation as directors, officers or otherwise.


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     Section  3.13.  REMOVAL.  Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares of all classes of stock of the Corporation generally entitled to vote in the election of directors, considered for purposes of this Section as one class.

                                 ARTICLE 4

                                 COMMITTEES
                                 ----------

     Section 4.1. COMMITTEES. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors with respect to the management of the business affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the board in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporate or a revocation of a dissolution, or amending the by-laws of the corporation, and, unless the resolution of these by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors and the board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Additionally, in the absence or disqualification of any member of such committee or committees, the member or members thereof present any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     Section 4.2 COMMITTEE RECORDS. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.


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                                     ARTICLE 5

                                     OFFICERS
                                     --------

     Section 5.1. DESIGNATION; NUMBER; ELECTION. The board of directors, at its initial meeting and thereafter at its first regular meeting after each annual meeting of stockholders, shall choose the officers of the corporation. Such officers shall be a president, a chairman of the board, and a vice chairman, (each of whom shall be a director) and a secretary, and a treasurer, and such vice presidents, assistant secretaries and assistant treasurers as the board of directors may choose. The chairman of the board, the president and the vice chairman shall be elected; the other officers may be appointed by the board of directors. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any two or more offices may be held by the same person. Except as provided in Article 6, election or appointment as an officer shall not of itself create contract rights.

     Section 5.2. SALARIES. The salaries of all officers and agents of the corporation chosen by the board of directors shall be fixed by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     Section 5.3. TERM OF OFFICE; REMOVAL; VACANCIES. Each officer of the corporation chosen by the board of directors shall hold office until the next annual election or appointment of officers by the board of directors and until his or her successor is appointed and qualifies, or until his or her earlier death, resignation or removal in the manner hereinafter provided. Any officer or agent chosen by the board of directors may be removed at any time by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation at any time or any new offices may be filled by the board of directors for the unexpired portion of the term.

     Section 5.4. PRESIDENT. The president shall be the principal executive officer of the corporation and, subject to the direction and control of the board of directors, shall


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be in charge of the business of the corporation.  In general, the president shall discharge all duties incident to the principal executive office of the corporation and such other duties as may be prescribed by the board of directors from time to time. Without limiting the generality of the foregoing, the president shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors, may execute for the corporation certificates for its shares of stock (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, and may accomplish such execution in each case either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument. The president may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     Section 5.5 VICE PRESIDENTS. The vice president (and, in the event there is more than one vice president, each of the vice presidents) shall render such assistance to the president in the discharge of his or her duties as the president may direct and shall perform such other duties as from time to time may be assigned by the president or by the board of directors. In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there may be more than one vice president, the vice presidents in the order designated by the board of directors, or by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corpo-


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ration or a different mode of execution is expressly prescribed by the board of directors or these by-laws, the vice president (or each of them if there are more than one) may execute for the corporation certificates for its shares of stock (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) execute such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, and may accomplish such execution in each case either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.

     Section 5.6 CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the board of directors and at all meetings of the stockholders, including the annual meeting.

     Section 5.7 VICE CHAIRMAN OF THE BOARD. The vice chairman of the board shall preside at all meetings of the board of directors in the absence of the chairman of the board.

     Section 5.8 TREASURER. The treasurer shall be the principal accounting and financial officer of the corporation and as such shall perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the board of directors or the president. Without limiting the generality of the foregoing, the treasurer shall have charge of and be responsible for the maintenance of adequate books of account for the corporation and shall have charge and custody of all funds and securities of the corporation and be responsible therefor and for the receipt and disbursement thereof. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors may determine.

     Section 5.9 SECRETARY. The secretary shall perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the board of directors or the president. Without limiting the generality of the foregoing, the secretary shall (a) record the minutes of the meetings of the stockholders and the board of direc-

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tors in one or more books provided for that purpose and shall include in such books the actions by written consent of the stockholders and the board of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by statute; (c) be the custodian of the corporate records and the seal of the corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of stock of the corporation (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors; and (f) have general charge of the stock transfer books of the corporation.

     SECTION 5.10. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer, in the case of assistant treasurers, or the secretary, in the case of assistant secretaries, or by the board of directors or president in either case. Each assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of stock of the corporation (the issue of which shall have been authorized by the board of directors), and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized, and may (without previous authorization by the board of directors) sign with such other officers as aforesaid such contracts and other instruments as the conduct of the corporation's business in its ordinary course requires, in each case according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

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                                   ARTICLE 6

                                INDEMNIFICATION


     Section 6.1. CLAIM BROUGHT BY THIRD PARTIES. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, against costs, charges and other expenses (including attorneys' fees) ("Expenses"), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 6.2. CLAIM BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, against Expenses actually and reasonably incurred by him in connection with the investigation, defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

     Section 6.3. ADDITIONAL INDEMNIFICATION. In addition to the indemnification provided for in Section 6.1 and Section 6.2, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of another corporation, partnership, joint venture, trust or other enterprise by reason of the fact that he is or was serving or has agreed to serve at the request of the corporation as a director of such other corporation, partnership, joint venture, trust or other enterprise against Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action or suit and any appeal thereof for breach of fiduciary duty as such director, except for liability (i) for breach of the duty of loyalty to such other corporation, partnership, joint venture, trust or other enterprise; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) for unlawful payment of a dividend or unlawful purchase or redemption of stock; or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 6.4. SUCCESSFUL DEFENSE. To the extent that any person referred to in Section 6.1, Section 6.2 or Section 6.3 has been successful on the merits or otherwise, including, without limitation, the dismissal of an action with-out prejudice, in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he shall be indemnified against Expenses actually and reasonably incurred by him in connection therewith.

     Section 6.5.  DETERMINATION OF CONDUCT.  Any indemnification under
Section 6.1, Section 6.2, or Section 6.3 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person referred to in Section 6.1,
Section 6.2 or Section 6.3 is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1, Section 6.2 or
Section 6.3. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     Section 6.6. ADVANCE PAYMENT. Expenses incurred by any person referred to in Section 6.1, Section 6.2 or Section 6.3 in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by the corporation of any undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as provided in this Article 6.

     Section 6.7. BY-LAW NOT EXCLUSIVE; CHANGE IN LAW. The indemnification and advancement of Expenses provided by, or granted pursuant to, this Article 6 shall not be deemed, exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under any law (common or statutory), by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the provisions of this Article 6, the corporation shall indemnify and make advancement of Expenses to any person referred to in
Section 6.1, Section 6.2 or Section 6.3 to the fullest extent permitted under the laws of the State of Delaware and any other applicable laws, as they now exist or as they may be amended in the future.

     Section 6.8. CONTRACT RIGHTS. All rights to indemnification and advancement of Expenses provided by this Article 6 shall be deemed to be a contract between the corporation and each person referred to in Section 6.1,
Section 6.2 or Section 6.3. Any repeal or modification of this Article 6 or any repeal or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law shall not in any way diminish any rights to indemnification or advancement of Expenses with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part on such state of facts.

     Section 6.9. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any person referred to in Section 6.1,
Section 6.2 or Section 6.3 against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provision of the Certificate of Incorporation of the corporation, of this Article 6 or of Section 145 of the General Corporation Law of the State of Delaware.

     Section 6.10. INDEMNIFICATION OF EMPLOYEES OR AGENTS. The Board of Directors may, by resolution, extend the provisions of this Article 6 pertaining to indemnification and advancement of Expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as any employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Section 6.11. DEFINITION OF CORPORATION. For purposes of this Article 6, reference to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was or has agreed to become a director, officer, employee or agent of such constituent corporation, or is or was serving or has agreed to serve at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 6.12. EMPLOYEE BENEFIT PLANS. For purposes of this Article 6, reference to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 6.

                                   ARTICLE 7

                    CERTIFICATES OF STOCK AND THEIR TRANSFER
                    ----------------------------------------

     Section 7.1. FORM AND EXECUTION OF CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by the president or a vice president and by the secretary or an assistant secretary of the corporation, certifying the number of shares owned. Such certificates shall be in such form as may be determined by the board of directors. During the period while more than one class of stock of the corporation is authorized there will be set forth on the face or back of the certificates which the corporation shall issue to represent each class or series of stock a statement that the corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In case any officer, transfer agent or registrar of the corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar of the corporation before such certificate is issued by the corporation, such certificate may nevertheless be issued and delivered by the corporation with the same effect as if the officer, transfer agent or registrar who signed, or whose facsimile signature was placed upon, such certificate has not ceased to be such officer, transfer agent or registrar of the corporation.

     Section 7.2. REPLACEMENT CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate evidencing shares of stock of the corporation theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issued of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and may require such owner to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed. The board of directors may delegate its authority to direct the issuance of replacement stock


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

certificates to the transfer agent or agents of the corporation upon such conditions precedent as may be prescribed by the board.

     Section 7.3. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares of stock of the corporation of a certificate for shares of stock of the corporation duly endorsed or accompanied by proper evidence of succession, assignment, or other authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided the corporation or a transfer agent of the corporation shall not have received a notification of adverse interest and that the conditions of Section 8-401 of Title 6 of the Delaware Code have been met.

     Section 7.4. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record (according to the books of the corporation) of any share or shares of its stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part or any other party whether or not the corporation shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

                                   ARTICLE 8

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

     Section 8.1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; provided, however, that this Section 8.1 shall not be a limitation on the powers of office granted under Article 5 of these by-laws.

     Section 8.2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 8.3. CHECKS, DRAFTS AND OTHER INSTRUMENTS. All checks, drafts or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as from time to time may be determined by the resolution of the board of directors or by an officer or officers of the corporation designated by the board of directors to make such determination.

     Section 8.4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors, or an officer or officers designated by the board of directors, may select.

                                   ARTICLE 9

                           MISCELLANEOUS PROVISIONS

     Section 9.1. DIVIDENDS. Subject to any provisions of any applicable statute or of the certificate of incorporation, dividends may be declared upon the capital stock of the corporation by the board of directors at any regular or special meeting thereof; and such dividends may be paid in cash, property or shares of stock of the corporation.

     Section 9.2. RESERVES. Before payment of any dividends, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in its discretion, determines to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall determine to be conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 9.3. VOTING STOCK OF OTHER CORPORATIONS. In the absence of specific action by the board of directors, the president shall have authority to represent the corporation and to vote, on behalf of the corporation, the securities of other corporations, both domestic and foreign, held by the corporation.

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

     Section 9.4. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of the next following December.

     Section 9.5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

     Section 9.6. SEVERABILITY. If any provision of these by-laws, or its application thereof to any person or circumstances, is held invalid, the remainder of these by-laws and the application of such provision to other persons or circumstances shall not be affected thereby.

     Section 9.7. AMENDMENT. These by-laws may be amended or repealed, or new by-laws may be adopted, by the board of directors of the corporation. These by-laws may also be amended or repealed, or new by-laws may be adopted, by action taken by the stockholders of the corporation.


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